CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 of our report dated February 27, 2015 relating to the financial statements of American Family Life Insurance Company and our report dated April 10, 2015 relating to the financial statements of American Family Variable Account II, which appear in such Registration Statement.  We also consent to the references to us under the headings “Experts” and “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Chicago, Illinois
April 17, 2015